Exhibit 10(a)(ii)

                    REAFFIRMATION AGREEMENT, GENERAL RELEASE,
                    CONSENT AND ACKNOWLEDGEMENT OF COMMERCIAL
                         REASONABLENESS OF PRIVATE SALE
                         ------------------------------

         THIS REAFFIRMATION AGREEMENT, RELEASE, CONSENT AND ACKNOWLEDGMENT OF COMMERCIAL REASONABLENESS OF PRIVATE SALE (this "Agreement") is made as of February 1, 2001, by and between WELL-BILT STEEL PRODUCTS, INC., a New Jersey corporation ("Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Foreclosure Agreement, dated as of February 1, 2001, by and among Borrower, INDEPENDENT STEEL PRODUCTS, LLC, a New York limited liability company ("Buyer"), ATLANTIC HARDWARE & SUPPLY CORPORATION, a New York corporation ("Atlantic Hardware"), UNIVERSAL SUPPLY GROUP, INC. (formerly known as Colonial Commercial SubCorp.), a New York corporation ("Universal Supply"), and Bank (the "Foreclosure Agreement"), and, to the extent not defined herein or in the Foreclosure Agreement, in the Well-Bilt Steel Documents (as defined in the Foreclosure Agreement).

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Well-Bilt Steel Documents, Bank made loans and other financial accommodations to or for the benefit of Borrower, and Borrower has granted to Bank a lien against and security interest in substantially all of Borrower's assets, including the Subject Assets, as security for the Well-Bilt Steel Obligations;

         WHEREAS, Borrower and Bank desire to sell the Subject Assets to the Buyer, and the Buyer desires to purchase the Subject Assets from Bank in a sale (the "Sale") under Section 9-504 of the Illinois Uniform Commercial Code (the "UCC") pursuant to the Foreclosure Agreement; and

         WHEREAS, Borrower will derive substantial direct and indirect benefit from the consummation of the Sale, including, without limitation, the application of the proceeds thereof to the Well-Bilt Steel Obligations in accordance with Section 5.3(d) of the Foreclosure Agreement.

         NOW, THEREFORE, in consideration of the Sale and to induce Bank to proceed therewith, Borrower agrees as follows:

         SECTION 1. Reaffirmation and Ratification of Well-Bilt Steel Documents.
                    -----------------------------------------------------------

         1.1. Reaffirmation. Borrower hereby reaffirms the Well-Bilt Steel Obligations owing under the Well-Bilt Steel Documents as of the date and time immediately preceding consummation of the Sale.


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         1.2. Ratification; Well-Bilt Steel Documents Remain in Full Force and
Effect. Borrower hereby ratifies and confirms all terms and provisions of the Well-Bilt Steel Documents and agrees that the Well-Bilt Steel Documents remain in full force and effect.

         SECTION 2. Consent to Sale; Commercial Reasonableness; Releases and Waivers.

         2.1. Consent. Borrower hereby agrees and consents to, and confirms and acknowledges, all aspects of the Sale.

         2.2. Confirmation of Indebtedness, Loan Agreement and Security Interest. Borrower hereby confirms, reaffirms and acknowledges: (a) that the Well-Bilt Steel Obligations owing to Bank as of the Closing Date are due and payable pursuant to the Well-Bilt Steel Documents and that Borrower has no defense to the payment thereof or counterclaim with respect thereto; and (b) the continuing validity and effectiveness of (i) the Well-Bilt Steel Documents, (ii) the lien and security interest granted to Bank in the Encumbered Assets, and
(iii) all other rights and remedies of Bank arising under the Well-Bilt Steel Documents and applicable law.

         2.3. Acknowledgement of Commercially Reasonable Sale and of Rights of Bank under the UCC.

         (a) Borrower hereby acknowledges and agrees that Bank has the right, pursuant to the Well-Bilt Steel Documents and the UCC, as a secured party, to effect the Sale and otherwise exercise all of its rights set forth in Article 9 of the UCC, and further acknowledges and agrees that: (i) the Sale is in all respects being conducted in a commercially reasonable manner; and (ii) Bank has complied with all applicable provisions of the Well-Bilt Steel Documents, the UCC and other applicable law in conducting the Sale.

         (b) Borrower has substantial experience in the industry within which it conducts its business and has independently determined that the consideration paid or otherwise transferred by the Buyer pursuant to the Foreclosure Agreement for the Subject Assets is fair and reasonable. Moreover, Borrower negotiated and has approved the terms of the Sale.

         2.4. Waiver and Release of Rights under Article 9 of UCC; General Waiver and Release. Borrower hereby waives and releases all of its rights as a debtor under Article 9 of the UCC to object to the Sale, including, without limitation, its right to receive notice of such sale (other than the notice of such sale effected hereby) from Bank pursuant to Section 9-504(3) of the UCC and any right it may have under the Well-Bilt Steel Documents to receive any and all other notices. Borrower hereby consents to and confirms the commercial reasonableness of the Sale. Borrower further waives and releases any and all rights, claims and causes of action it may now, heretofore or hereafter have against Bank and its successors, assigns, officers, directors, employees, attorneys, agents and representatives, including, without limitation, in connection with the Sale, the Foreclosure Agreement and the transactions contemplated thereby. Borrower represents to Bank that it presently has no claim, demand, defense, right of setoff or counterclaim of any kind or nature whatsoever against Bank, its officers, directors, employees, attorneys, agents or representatives, nor will it bring any such claim, demand, defense, right of setoff or counterclaim of any kind or nature whatsoever against Bank, its officers, directors, employees, attorneys, agents or representatives in the future. Borrower hereby further acknowledges and agrees that Bank is specifically relying upon the agreements contained in this Agreement. Borrower further represents that it has been represented by counsel which it has selected and that it is fully apprised of the consequences of its undertaking under this
Section 2.4.

         2.5      Indemnification.
                  ---------------
         Borrower will be liable to, and will indemnify, hold harmless and defend Bank and its successors, assigns, officers, directors, employees, attorneys, agents and representatives ("Indemnified Parties"), from and against any and all claims, actions, disputes, losses, damages, expenses and costs (including without limitation costs in evaluating any alleged claim, action or dispute) arising out of or related to the Foreclosure Agreement and such indemnity obligation will be deemed to be Well-Bilt Steel Obligations.

         SECTION 3.        General.
                           -------

                  (a) This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois without regard to principles of conflicts of laws.

                  (b) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of February 1, 2001.

WELL-BILT STEEL PRODUCTS, INC.


By: /s/ James W. Stewart
    ---------------------------
Its:  Vice President
    ---------------------

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Accepted and Agreed as of February 1, 2001.

LASALLE BANK NATIONAL ASSOCIATION


By:
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Its:
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